Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2024 First-Quarter Financial Results

ARCHBOLD, OHIO, May 1, 2024, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2024 first quarter ended March 31, 2024.

2024 First Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
84 consecutive quarters of profitability
•
Net income was $5.4 million, or $0.39 per basic and diluted share
•
Net interest income after provision for credit losses increased 6.2% from December 31, 2023, primarily due to a stabilizing net interest margin and solid asset quality
•
Total loans increased 3.9% to $2.54 billion at March 31, 2024
•
Total cash and cash equivalents increased by $123.5 million, or 191.9% to $187.8 million
•
Total assets increased 7.1% to a record $3.29 billion
•
Deposits increased to 4.3% to a record $2.62 billion
•
Stockholders’ equity increased 3.9% to a record $317.7 million
•
Asset quality remains solid as net charge-offs to average loans were 0.00%
•
Allowance for credit losses was 127.28% of nonperforming loans

Lars B. Eller, President and Chief Executive Officer, stated, “Our first quarter financial results demonstrate the strategies we are pursuing to enhance profitability, leverage the operating investments we made last year, and further strengthen our balance sheet. The progress we made, especially from the 2023 fourth quarter is encouraging and is a testament to the hard work of our team members, as well as the local value we provide our Ohio, Indiana and Michigan communities.”

Mr. Eller continued, “We are cautiously optimistic that our net interest margin has stabilized, even as we continue to navigate high levels of deposit competition and overall interest rate uncertainty. Over the past three months, F&M experienced a slight increase in its net interest margin, which combined with stable asset quality, drove a 6.2% increase in net interest income during this period. We expect to benefit from higher productivity of the four offices we opened during 2023 as our local market presence expands. In fact, total deposits at March 31, 2024, included $78.6 million of deposits from these new offices. In addition, we expect our efficiency ratio to improve throughout 2024 as we benefit from the investments we made last year to support a bank with over $4 billion in assets.”

Income Statement

Net income for the 2024 first quarter ended March 31, 2024, was $5.4 million, compared to $6.5 million for the same period last year. Net income per basic and diluted share for the 2024 first quarter was $0.39, compared to $0.47 for the same period last year.

“Core profitability has improved from fourth quarter levels due to higher net interest and noninterest income. We continue to believe that approximately 25% of our loan portfolio will be subject to repricing in 2024, which will benefit the yield on earnings assets and profitability in the coming quarters. Loan growth on a year-over-year basis is expected to be more limited compared to prior years as we focus on the spread between loans and deposits, pursue opportunities to pay down higher cost of funds, and increase our cash position. The progress we are making is encouraging and since the 2023 fourth quarter our cash position has increased by 32.1%, while our Federal Home Loan Bank advances has decreased by 3.4%. We also continue to make progress growing deposits with a prudent focus on managing the interest rates on deposit accounts. On a year-over-year basis, total deposits increased 4.3% and we continue to experience net, new demand deposit account (DDA) growth, which increased 1.4% over the past 12 months,” continued Mr. Eller.

Deposits

At March 31, 2024, total deposits were $2.62 billion, an increase of 4.3% from March 31, 2023. The Company’s cost of interest-bearing liabilities was 3.06% for the quarter ended March 31, 2024, compared to 1.85% for the quarter ended March 31, 2023, and 3.02% for the 2023 fourth quarter ended December 31, 2023.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2024, increased 3.9%, or by $94.7 million to $2.52 billion, compared to $2.42 billion at March 31, 2023. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $19.4 million, or 0.76% of total loans at March 31, 2024, compared to $7.7 million, or 0.32% at March 31, 2023, and $22.4 million, or 0.87% at December 31, 2023. The year-over-year increase in nonperforming loans was primarily due to one agricultural relationship, representing a balance of $16.5 million. F&M expects to receive a paydown on this lending relationship in the second quarter this year.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.3% of the Company’s total loan portfolio at March 31, 2024. In addition, F&M’s commercial real estate office credit exposure represented 5.5% of the Company's total loan portfolio at March 31, 2024, with a weighted average loan-to-value of approximately 63% and an average loan of approximately $921,000.

F&M’s CRE portfolio included the following categories at March 31, 2024:

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$259,191	19.9%	10.2%
Multi-family	221,884	17.0%	8.7%
Retail	220,755	16.9%	8.7%
Office	139,021	10.7%	5.5%
Hotels	128,313	9.8%	5.0%
Gas Stations	63,202	4.9%	2.5%
Food Service	47,304	3.6%	1.9%
Senior Living	34,534	2.7%	1.4%
Development	33,961	2.6%	1.3%
Auto Dealers	31,856	2.4%	1.2%
Other	124,379	9.5%	4.9%
Total CRE	$1,304,400	100.0%	51.3%

* Numbers have been rounded

At March 31, 2024, the Company’s allowance for credit losses to nonperforming loans was 127.28%, compared to 319.38% at March 31, 2023, and 111.95% at December 31, 2023. The allowance to total loans was 0.97% at March 31, 2024, compared to 1.01% at March 31, 2023. Including accretable yield adjustments, associated with the Company’s recent acquisitions, F&M’s allowance for credit losses to total loans was 1.11% at March 31, 2024, compared to 1.24% at March 31, 2023.

Mr. Eller concluded, “Our asset quality remains strong, and I am pleased to report that during the first quarter one of two larger nonperforming credits paid off in full. In addition, net charge-offs to average outstanding loans remains at historically low levels, we remain well reserved, and we continue to proactively monitor our loan portfolio for any signs of stress. While the macro-economic environment is expected to remain fluid, we believe we are well positioned to navigate this period by maintaining solid asset quality, optimizing our balance sheet, and improving earnings.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 3.9% to $317.7 million at March 31, 2024, from $305.8 million at March 31, 2023. At March 31, 2024, the Company had a Tier 1 leverage ratio of 8.40%, compared to 8.36% at March 31, 2023.

Based on a regulatory basis, tangible stockholders’ equity increased to $256.5 million at March 31, 2024, compared to $244.2 million at March 31, 2023. On a per share basis, tangible stockholders’ equity at March 31, 2024, was $18.75 per share, compared to $17.92 per share at March 31, 2023.

For the three months ended March 31, 2024, the Company has declared cash dividends of $0.22 per share, which is a 4.8% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 29 consecutive years. For the three months ended March 31, 2024, the dividend payout ratio was 55.52% compared to 43.79% for the same period last year.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and F&M has Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest Income
Loans, including fees	$35,200	$34,493	$33,783	$31,365	$29,703
Debt securities:
U.S. Treasury and government agencies	1,045	987	1,005	1,030	1,068
Municipalities	394	397	392	401	408
Dividends	333	365	246	148	123
Federal funds sold	7	8	6	9	21
Other	1,675	2,020	927	424	479
Total interest income	38,654	38,270	36,359	33,377	31,802
Interest Expense
Deposits	15,279	15,015	13,323	10,434	8,151
Federal funds purchased and securities sold under agreement to repurchase	284	293	349	427	405
Borrowed funds	2,689	2,742	2,741	2,113	1,280
Subordinated notes	284	285	284	285	284
Total interest expense	18,536	18,335	16,697	13,259	10,120
Net Interest Income - Before Provision for Credit Losses	20,118	19,935	19,662	20,118	21,682
Provision for Credit Losses - Loans	(289)	278	460	143	817
Provision for Credit Losses - Off Balance Sheet Credit Exposures	(266)	189	(76)	(129)	62
Net Interest Income After Provision for Credit Losses	20,673	19,468	19,278	20,104	20,803
Noninterest Income
Customer service fees	2,782	2,576	2,208	2,361	2,447
Other service charges and fees	1,057	1,121	1,162	1,803	2,554
Net gain on sale of loans	107	230	294	108	67
Net loss on sale of available-for-sale securities	-	-	-	-	(891)
Total noninterest income	3,946	3,927	3,664	4,272	4,177

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

Noninterest Expense
Salaries and wages	7,846	6,981	6,777	6,500	6,657
Employee benefits	2,171	1,218	2,066	2,071	2,165
Net occupancy expense	1,027	1,187	950	840	856
Furniture and equipment	1,353	1,370	1,189	1,211	1,252
Data processing	500	785	840	796	726
Franchise taxes	555	308	434	379	366
ATM expense	473	665	640	683	623
Advertising	530	397	865	830	514
Net loss on sale of other assets owned	-	86	49	-	-
FDIC assessment	580	594	586	496	306
Servicing rights amortization - net	168	182	106	164	159
Consulting fees	186	192	179	231	230
Other general and administrative	2,452	2,555	2,363	2,643	3,077
Total noninterest expense	17,841	16,520	17,044	16,844	16,931
Income Before Income Taxes	6,778	6,875	5,898	7,532	8,049
Income Taxes	1,419	1,332	1,121	1,531	1,583
Net Income	5,359	5,543	4,777	6,001	6,466
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	(1,995)	13,261	(4,514)	(5,996)	8,030
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	-	891
Net unrealized gain (loss) on available-for-sale for-sale securities	(1,995)	13,261	(4,514)	(5,996)	8,921
Tax expense (benefit)	(418)	2,784	(947)	(1,260)	1,874
Other comprehensive income (loss)	(1,577)	10,477	(3,567)	(4,736)	7,047
Comprehensive Income	$3,782	$16,020	$1,210	$1,265	$13,513
Basic Earnings Per Share	$0.39	$0.41	$0.35	$0.44	$0.47
Diluted Earnings Per Share	$0.39	$0.41	$0.35	$0.44	$0.47
Dividends Declared	$0.22	$0.22	$0.21	$0.21	$0.21

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$186,541	$140,917	$151,711	$69,760	$62,780
Federal funds sold	1,241	1,284	1,471	1,433	1,545
Total cash and cash equivalents	187,782	142,201	153,182	71,193	64,325

Interest-bearing time deposits	2,735	2,740	2,989	3,485	4,435
Securities - available-for-sale	347,516	358,478	348,255	363,225	372,975
Other securities, at cost	14,744	17,138	16,995	17,535	11,543
Loans held for sale	2,410	1,576	1,039	1,459	951
Loans, net of allowance for credit losses of $24,680 3/31/24 and $25,024 12/31/23	2,516,687	2,556,167	2,504,329	2,490,883	2,422,018
Premises and equipment	35,007	35,790	31,723	30,398	28,679
Construction in progress	9	8	3,044	2,290	1,565
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,555	5,648	5,687	5,635	4,985
Bank owned life insurance	34,123	33,907	33,691	33,470	33,269
Other assets	54,628	43,218	47,388	41,512	38,972
Total Assets	$3,287,554	$3,283,229	$3,234,680	$3,147,443	$3,070,075

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$510,731	$528,465	$505,358	$488,678	$520,145
Interest-bearing
NOW accounts	829,236	816,790	778,133	770,113	800,230
Savings	635,430	599,191	591,344	581,192	590,854
Time	645,985	663,017	700,445	628,757	601,939
Total deposits	2,621,382	2,607,463	2,575,280	2,468,740	2,513,168

Federal funds purchased and securities sold under agreements to repurchase	28,218	28,218	30,527	51,567	30,496
Federal Home Loan Bank (FHLB) advances	256,628	265,750	266,286	266,818	164,327
Subordinated notes, net of unamortized issuance costs	34,731	34,702	34,673	34,644	34,615
Dividend payable	2,975	2,974	2,838	2,834	2,831
Accrued expenses and other liabilities	25,930	27,579	21,892	18,177	18,881
Total liabilities	2,969,864	2,966,686	2,931,496	2,842,780	2,764,318

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 3/31/24 and 12/31/23	135,482	135,515	135,171	135,647	135,241
Treasury stock - 881,155 shares 3/31/24 and 899,784 shares 12/31/23	(10,851)	(11,040)	(11,008)	(11,298)	(11,310)
Retained earnings	223,648	221,080	218,510	216,236	213,012
Accumulated other comprehensive loss	(30,589)	(29,012)	(39,489)	(35,922)	(31,186)
Total stockholders' equity	317,690	316,543	303,184	304,663	305,757
Total Liabilities and Stockholders' Equity	$3,287,554	$3,283,229	$3,234,680	$3,147,443	$3,070,075

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Return on average assets	0.66%	0.67%	0.59%	0.77%	0.84%
Return on average equity	6.76%	7.27%	6.26%	7.84%	8.59%
Yield on earning assets	5.00%	4.93%	4.79%	4.53%	4.41%
Cost of interest bearing liabilities	3.06%	3.02%	2.82%	2.35%	1.85%
Net interest spread	1.94%	1.91%	1.97%	2.18%	2.56%
Net interest margin	2.60%	2.57%	2.59%	2.73%	3.01%
Efficiency	74.08%	69.23%	73.07%	69.06%	63.53%
Dividend payout ratio	55.52%	54.23%	60.07%	47.22%	43.79%
Tangible book value per share (1)	18.75	18.60	$18.36	$18.21	$17.92
Tier 1 leverage ratio	8.40%	8.20%	8.02%	9.85%	8.36%
Average shares outstanding	13,671,166	13,665,773	13,650,823	13,632,440	13,615,655

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(Dollar amounts in thousands)
Commercial real estate	$1,304,400	$1,337,766	$1,304,118	$1,280,902	$1,225,315
Agricultural real estate	227,455	223,791	225,672	230,837	227,897
Consumer real estate	525,178	521,895	512,973	506,866	502,974
Commercial and industrial	256,051	254,935	250,891	253,444	241,598
Agricultural	127,670	132,560	123,735	128,344	131,467
Consumer	74,819	79,591	83,024	88,312	89,588
Other	26,776	30,136	31,083	28,996	29,316
Less: Net deferred loan fees costs andd other (2)	(982)	517	(1,890)	(1,908)	(1,503)
Total loans, net	$2,541,367	$2,581,191	$2,529,606	$2,515,793	$2,446,652

(2) Includes carrying value adjustments of $969 thousand as of March 31, 2024 and $2.7 million as of December 31, 2023 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(Dollar amounts in thousands)
Nonaccrual loans	$19,391	$22,353	$22,447	$6,295	$7,717
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$19,391	$22,353	$22,447	$6,295	$7,717
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$19,391	$22,353	$22,447	$6,295	$7,717

Allowance for credit losses	$24,680	$25,024	$25,277	$24,910	$24,634
Allowance for unfunded	1,946	2,212	2,023	2,099	2,228
Total allowance for credit losses	$26,626	$27,236	$27,300	$27,009	$26,862
Allowance for credit losses/ total loans	0.97%	0.97%	1.00%	0.99%	1.01%
Adjusted credit losses with accretable yield/total loans	1.11%	1.13%	1.18%	1.20%	1.24%
Net charge-offs:
Quarter-to-date	$55	$454	$93	$(133)	$60
Year-to-date	$55	$551	$97	$(73)	$60
Net charge-offs to average loans
Quarter-to-date	0.00%	0.02%	0.00%	-0.01%	0.00%
Year-to-date	0.00%	0.02%	0.00%	0.00%	0.00%
Nonperforming loans/total loans	0.76%	0.87%	0.89%	0.25%	0.32%
Allowance for credit losses/ nonperforming loans	127.28%	111.95%	112.61%	395.71%	319.38%
NPA coverage ratio	127.28%	111.95%	112.61%	395.71%	319.38%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2024			March 31, 2023
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,577,114	$35,200	5.46%	$2,397,061	$29,703	4.96%
Taxable investment securities	384,928	1,686	1.75%	397,480	1,499	1.51%
Tax-exempt investment securities	21,109	86	2.06%	26,352	100	1.92%
Fed funds sold & other	110,388	1,682	6.09%	68,557	500	2.92%
Total Interest Earning Assets	3,093,539	$38,654	5.00%	2,889,450	$31,802	4.41%

Nonearning Assets	159,240			180,259

Total Assets	$3,252,779			$3,069,709

Interest Bearing Liabilities:
Savings deposits	$1,443,530	$9,407	2.61%	$1,400,769	$4,943	1.41%
Other time deposits	650,580	5,872	3.61%	579,409	3,208	2.21%
Other borrowed money	263,280	2,689	4.09%	132,494	1,280	3.86%
Fed funds purchased & securities
sold under agreement to repurchase	28,458	284	3.99%	38,853	405	4.17%
Subordinated notes	34,712	284	3.27%	34,596	284	3.28%
Total Interest Bearing Liabilities	$2,420,560	$18,536	3.06%	$2,186,121	$10,120	1.85%

Noninterest Bearing Liabilities	514,986			582,345

Stockholders' Equity	$317,233			$301,243

Net Interest Income and Interest Rate Spread		$20,118	1.94%		$21,682	2.56%

Net Interest Margin			2.60%			3.01%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	March 31, 2024						March 31, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$35,200	5.46%	$34,525	5.36%	$675	0.10%	$29,703	4.96%	$29,036	4.85%	$667	0.11%
Taxable investment securities	1,686	1.75%	1,686	1.75%	-	0.00%	1,499	1.51%	1,499	1.51%	-	0.00%
Tax-exempt investment securities	86	2.06%	86	2.06%	-	0.00%	100	1.92%	100	1.92%	-	0.00%
Fed funds sold & other	1,682	6.09%	1,682	6.09%	-	0.00%	500	2.92%	500	2.92%	-	0.00%
Total Interest Earning Assets	38,654	5.00%	37,979	4.92%	675	0.08%	31,802	4.41%	31,135	4.31%	667	0.10%

Interest Bearing Liabilities:
Savings deposits	$9,407	2.61%	$9,407	2.61%	$-	0.00%	$4,943	1.41%	$4,943	1.41%	$-	0.00%
Other time deposits	5,872	3.61%	5,872	3.61%	-	0.00%	3,208	2.21%	3,667	2.53%	(459)	-0.32%
Other borrowed money	2,689	4.09%	2,707	4.11%	(18)	-0.02%	1,280	3.86%	1,298	3.92%	(18)	-0.06%
Fed funds purchased and securities
sold under agreement to repurchase	284	3.99%	284	3.99%	-	0.00%	405	4.17%	405	4.17%	-	0.00%
Subordinated notes	284	3.27%	284	3.27%	-	0.00%	284	3.28%	284	3.28%	-	0.00%
Total Interest Bearing Liabilities	18,536	3.06%	18,554	3.07%	(18)	-0.01%	10,120	1.85%	10,597	1.94%	(477)	-0.09%

Interest/Dividend income/yield	38,654	5.00%	37,979	4.92%	675	0.08%	31,802	4.41%	31,135	4.31%	667	0.10%
Interest Expense / yield	18,536	3.06%	18,554	3.07%	(18)	-0.01%	10,120	1.85%	10,597	1.94%	(477)	-0.09%
Net Interest Spread	20,118	1.94%	19,425	1.85%	693	0.09%	21,682	2.56%	20,538	2.37%	1,144	0.19%
Net Interest Margin		2.60%		2.52%		0.08%		3.01%		2.85%		0.16%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023

Shares Outstanding	13,683,270	13,630,122	13,683,270	13,630,122

Tangible Equity
Equity	$317,690	$305,757	$317,690	$305,757
Goodwill	86,358	86,358	86,358	86,358
Other Intangible	7,103	8,882	7,103	8,882
Comprehensive Loss Adjustment*	-	-	30,589	31,186
CECL Adjustment**	-	-	1,685	2,528
Tangible Equity	$224,229	$210,517	$256,503	$244,231
Shares Outstanding	13,683	13,630	13,683	13,630
Tangible Book Equity per Share	$16.39	$15.44	$18.75	$17.92

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023

Net Income	$5,359	$6,466	$5,359	$6,466
Acquisition Costs - Tax Adjusted	-	77	-	77

Average Shares Outstanding	13,671,166	13,615,655	13,671,166	13,615,655

Average Tangible Equity
Average Equity	$317,233	$301,243	$317,233	$301,243
Average Goodwill	86,358	86,358	86,358	86,358
Average Other Intangible	7,388	9,167	7,388	9,167
Average Comprehensive Loss Adjustment*	-	-	30,700	36,764
Average CECL Adjustment**	-	-	1,685	2,528
Average Tangible Equity	$223,487	$205,718	$255,872	$245,010
Average Shares Outstanding	13,671	13,616	13,671	13,616
Average Tangible Book Equity per Share	$16.35	$15.11	$18.72	$17.99

Return on Average Tangible Equity	9.59%	12.57%	8.38%	10.56%
Return on Average Tangible Equity w/o Acquisition	9.59%	12.72%	8.38%	10.68%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023. The Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment and the second year permits 50% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.